Exhibit 3.1
CREDIT ACCEPTANCE CORPORATION
BYLAW AMENDMENTS
Adopted November 4, 2021
Effective November 4, 2021
ARTICLE IV
SHAREHOLDERS AND MEETINGS OF SHAREHOLDERS
* * * * *
4.02 Annual Meeting. The annual meeting of the shareholders of the corporation shall be held on the last Monday of the fifth calendar month after the end of the corporation’s fiscal year at 2 o’clock in the afternoon, or on such other date and at such other time as may be determined by the Board of Directors. Directors shall be elected at each annual meeting and such other business transacted as may come before the meeting, subject to Section 4.10 and Section 4.11.
* * * * *
4.10. Nature of Business at Meetings of Shareholders.
(a) Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 4.11) may be transacted at an annual meeting of the shareholders of the corporation as is either (i) specified in the notice of such annual meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before such annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before such annual meeting by any shareholder of the corporation (A) that is a shareholder of record on the date of the giving by such shareholder of the notice provided for in this Section 4.10 and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting and (B) that complies with the notice procedures set forth in this Section 4.10.
(b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting of the shareholders of the corporation by a shareholder of the corporation, such shareholder must have given timely notice thereof in proper written form to the Secretary.

To be timely, a shareholder’s notice to the Secretary of business proposed to be brought by such shareholder before the 2022 annual meeting of the shareholders of the corporation must be delivered to or be mailed to and received by the Secretary at the principal office of the corporation not earlier than February 8, 2022, and not later than March 10, 2022. To be timely, a shareholder’s notice to the Secretary of business proposed to be brought by such shareholder before an annual meeting of the shareholders of the corporation following the 2022 annual meeting of the shareholders of the corporation must be delivered to or be mailed to and received by the Secretary at the principal office of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of the shareholders of the corporation; provided, however, that, in the event that the annual meeting of the shareholders of the corporation to which such notice relates is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by such shareholder in order to be timely must be so delivered or mailed and received not later than the close of business on the tenth (10th) day following the day on which notice of the date of such annual meeting was given or public disclosure of the date of such annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting of the shareholders of the corporation, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as provided above in this Section 4.10(b).
To be in proper written form, a shareholder’s notice to the Secretary of business proposed to be brought by such shareholder before an annual meeting of the shareholders of the corporation must set forth the following information:
(i) as to each matter such shareholder proposes to bring before such annual meeting, a brief description of the business desired to be brought before such annual meeting and the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment), and the reasons for conducting such business at such annual meeting;
(ii) a representation that such shareholder intends to appear in person or by proxy at such annual meeting to bring such business before the meeting; and

(iii) as to such shareholder and the beneficial owner, if any, on whose behalf such business is proposed to be brought before such annual meeting or any such proposal regarding such business is being made, (A) the name and address of such person; (B) (1) the class or series and number of all shares of stock of the corporation that are owned beneficially or of record by such person and any affiliates or associates of such person, (2) the name of each nominee holder of shares of all stock of the corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the corporation held by each such nominee holder, (3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the corporation and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the corporation; (C) a description of all agreements, arrangements or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with or relating to (I) the corporation or (II) such business or any such proposal regarding such business, including any material interest in, or anticipated benefit from, such business or proposal on the part of such person or any affiliates or associates of such person; and (D) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to such business proposed to be brought by or on behalf of such person before such annual meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.
(c) A shareholder giving notice of business proposed to be brought before an annual meeting of the shareholders of the corporation shall update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4.10 shall be true and correct as of the record date for determining the shareholders entitled to receive notice of such annual meeting, and such update and supplement shall be delivered to or be mailed to and received by the Secretary at the principal office of the corporation not later than five (5) business days after the record date for determining the shareholders entitled to receive notice of such annual meeting.
(d) No business shall be conducted at any annual meeting of the shareholders of the corporation except business brought before such annual meeting in accordance with the procedures set forth in this Section 4.10; provided, however, that, once business has been properly brought before such annual meeting in accordance with such procedures, nothing in this Section 4.10 shall be deemed to preclude discussion by any shareholder of any such business. If the chairperson of an annual meeting of the shareholders of the corporation determines that business was not properly brought before such annual meeting in accordance with such procedures, such chairperson shall declare to such meeting that such business was not properly brought before such meeting, and such business shall not be transacted.
(e) Nothing contained in this Section 4.10 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

4.11. Nomination of Directors.
(a) Only persons who are nominated in accordance with the procedures set forth in this Section 4.11 shall be eligible for election as directors of the corporation, except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of preferred stock of the corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of the shareholders of the corporation, or at any special meeting of the shareholders of the corporation called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any shareholder of the corporation (A) that is a shareholder of record on the date of the giving by such shareholder of the notice provided for in this Section 4.11 and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting or special meeting and (B) that complies with the notice procedures set forth in this Section 4.11.
(b) In addition to any other applicable requirements, for a nomination of persons for election to the Board of Directors to be made by a shareholder of the corporation at any annual meeting of the shareholders of the corporation or at any special meeting of the shareholders of the corporation called for the purpose of electing directors, such shareholder must have given timely notice thereof in proper written form to the Secretary.
To be timely, a shareholder’s notice to the Secretary of the nomination of persons for election to the Board of Directors to be made by such shareholder at the 2022 annual meeting of the shareholders of the corporation must be delivered to or be mailed to and received by the Secretary at the principal office of the corporation not earlier than February 8, 2022, and not later than March 10, 2022. To be timely, a shareholder’s notice to the Secretary of the nomination of persons for election to the Board of Directors to be made by such shareholder at an annual meeting of the shareholders of the corporation following the 2022 annual meeting of the shareholders of the corporation or at a special meeting of the shareholders of the corporation called for the purpose of electing directors must be delivered to or be mailed to and received by the Secretary at the principal office of the corporation (i) in the case of an annual meeting of the shareholders of the corporation, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of the shareholders of the corporation; provided, however, that, in the case of such a nomination to be made by such shareholder at an annual meeting of the shareholders of the corporation, in the event that such annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by such shareholder in order to be timely must be so delivered or mailed and received not later than the close of business on the tenth (10th) day following the day on which notice of the date of such annual meeting was given or public disclosure of the date of such annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of the shareholders of the corporation called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of such special meeting was given or public disclosure of the date of such special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting of the shareholders of the corporation or a special meeting of the shareholders of the corporation called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as provided above in this Section 4.11(b).
To be in proper written form, a shareholder’s notice to the Secretary of the nomination of persons for election to the Board of Directors to be made by such shareholder at an annual meeting of the shareholders of the corporation or at a special meeting of the shareholders of the corporation called for the purpose of electing directors must set forth the following information:

(i) as to each person whom the shareholder proposes to nominate for election as a director:
(A) the name, age, business address and residence address of such person;
(B) the principal occupation or employment of such person;
(C) (1) the class or series and number of all shares of stock of the corporation that are owned beneficially or of record by such person and any affiliates or associates of such person, (2) the name of each nominee holder of shares of all stock of the corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the corporation held by each such nominee holder, (3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the corporation and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the corporation;
(D) such person’s written representation and agreement that such person (1) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the corporation that has not been disclosed to the corporation in such representation and agreement, (3) intends, if elected as a director of the corporation, to serve as a director of the corporation for the term for which he or she is so elected and (4) in such person’s individual capacity, would be in compliance and will comply, if elected as a director of the corporation, with all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD and stock ownership and trading policies and guidelines of the corporation and all applicable publicly disclosed codes of conduct and ethics of the corporation; and
(E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors of the corporation at such annual meeting or special meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and
(ii) as to such shareholder, and the beneficial owner, if any, on whose behalf such nomination is to be made:

(A) the name and record address of such shareholder and the name and principal place of business of such beneficial owner;
(B) (1) the class or series and number of all shares of stock of the corporation that are owned beneficially or of record by such person and any affiliates or associates of such person, (2) the name of each nominee holder of shares of the corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the corporation held by each such nominee holder, (3) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the corporation and (4) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the corporation;
(C) a description of (1) all agreements, arrangements or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any proposed nominee, or any affiliates or associates of such proposed nominee, (2) all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, or otherwise relating to the corporation or their ownership of capital stock of the corporation, and (3) any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person or any affiliates or associates of such person;
(D) a representation that such shareholder intends to appear in person or by proxy at such annual meeting or special meeting to nominate the persons named in such notice; and
(E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election of directors of the corporation at such annual meeting or special meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
and must be accompanied, for each proposed nominee to which such notice relates, by a written consent of such proposed nominee to being named in the corporation’s proxy materials as a nominee and to serving as a director if elected and a written questionnaire (the form of which questionnaire shall be provided by the Secretary upon written request), completed and duly executed by such proposed nominee, with respect to the background and qualification of such proposed nominee.

In addition to the information required or requested pursuant to the immediately preceding paragraph or any other provision of these Bylaws, the corporation may require any nominee or proposed nominee for election to the Board of Directors to furnish any other information (x) that may reasonably be requested by the corporation to determine whether such nominee or proposed nominee would be independent under the rules and listing standards of the securities exchanges upon which shares of the corporation are listed or traded, any applicable rules of the U.S. Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors; (y) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee or proposed nominee; or (z) that may reasonably be requested by the corporation to determine the eligibility of such nominee or proposed nominee to serve as a director of the corporation.
(c) A shareholder giving notice of any nomination of persons for election to the Board of Directors proposed to be made at an annual meeting of the shareholders of the corporation or at a special meeting of the shareholders of the corporation called for the purpose of electing directors shall update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4.11 shall be true and correct as of the record date for determining the shareholders entitled to receive notice of such annual meeting or special meeting, and such update and supplement shall be delivered to or be mailed to and received by the Secretary at the principal office of the corporation not later than five (5) business days after the record date for determining the shareholders entitled to receive notice of such annual meeting or special meeting.
(d) No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 4.11, including, without limitation, compliance by such person with any requirement to furnish information pursuant to the last paragraph of Section 4.11(b). If the chairperson of an annual meeting of the shareholders of the corporation or a special meeting of the shareholders of the corporation called for the purpose of electing directors determines that a nomination of person for election to the Board of Directors at such meeting was not made in accordance with such procedures, such chairperson shall declare to such meeting that such nomination was defective, and such defective nomination shall be disregarded.
4.12. Certain Definitions. For purposes of this Article IV, unless otherwise indicated, the terms “affiliate” and “associate” shall have the meanings ascribed to them in Section 776 of the Michigan Business Corporation Act.
7